Exhibit 21
Subsidiaries of Vista Outdoor Inc.
as of March 31, 2018

All subsidiaries listed below are 100% owned except where noted.

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Baja California
Bee Stinger, LLC	Delaware
Bell China Investments, Inc.	Texas
Bell MotoHelmets S.r.l.	Italy
Bell Racing Company	Delaware
Bell Sports (Asia) Limited	Hong Kong
Bell Sports Canada Inc.	Canada
Bell Sports Corp.	Delaware
Bell Sports, Inc.	California
BG Sports EUROPE Sarl	Switzerland
Bolle (Canada) Incorporated	Nova Scotia
Bolle (N.Z.) Limited	New Zealand
Bolle America, Inc.	Delaware
Bolle Australia Pty Ltd	Australia
Bolle Inc.	Delaware
Bolle Protection SARL	France
Bushnell Corporation of Canada	Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.1	Delaware
Bushnell Inc.2	Delaware
Bushnell Outdoor Products Japan Limited	Japan
Bushnell Outdoor Products SAS	France
Bushnell Outdoor Products Spain, S.A.U.	Spain
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Germany GmbH	Germany
Bushnell Performance Optics Italy S.r.l.	Italy
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico City
Bushnell Performance Optics UK Limited	England and Wales
C Preme Limited LLC	California
Caliber Company	Delaware
CamelBak Acquisition Corp.	Delaware
CamelBak International, LLC	California
CamelBak Products, LLC	Delaware
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas
Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri

Eagle New Bedford, Inc.	Missouri
Easton Sports Asia, Inc.	Nevada
Federal Cartridge Company3	Minnesota
Front Line Defense International, Inc.	Puerto Rico
Gold Tip, LLC	Delaware
Hydrosport S. de R.L	Baja California
I Live Outdoors, LLC	Delaware
Jimmy Styks LLC	California
Logan Outdoor Products, LLC4	Utah
Michaels of Oregon Co.	Oregon
Mike's Holding Company	Oregon
Millett Industries	California
Night Optics USA, Inc.	California
Old WSR, Inc.	Delaware
Savage Arms (Canada), Inc.	Ontario
Savage Arms, Inc.	Delaware
Savage Range Systems, Inc.	Delaware
Savage Sports Corporation	Delaware
Savage Sports Holdings, Inc.	Delaware
Serengeti Eyewear, Inc.	New York
Stoney Point Products Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York
Tavister Limited	England and Wales
Vista Commercial Ammunition Company Inc.	Delaware
Vista Commercial Ammunition Holdings Company Inc.	Delaware
Vista Outdoor Inc.	Delaware
Vista Outdoor Operations LLC	Delaware
Vista Outdoor Sales LLC	Delaware

1 Bushnell Holdings, Inc. also does business as Bushnell Outdoor Products and Primos
2 Bushnell Inc. also does business as Bushnell Outdoor Products
3 Federal Cartridge Company also does business as Alliant Powder, BLACKHAWK!, BLACKHAWK! Manufacturing, RCBS, and CCI/Speer
4 Logan Outdoor Products, LLC also does business as Camp Chef and OutdoorCooking.com